UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, CF Industries Holdings, Inc. (the “Company”) and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”) entered into Amendment No. 2 to the Third Amended and Restated Revolving Credit Agreement (the “Revolver Amendment”) with the lenders party thereto, the issuing banks party thereto and Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent. The Revolver Amendment amends the Third Amended and Restated Revolving Credit Agreement (as amended by Amendment No. 1 thereto, the “Revolving Credit Agreement”), dated as of September 18, 2015, among the Company, CF Industries, the lenders party thereto, the issuing banks party thereto and MSSF, as administrative agent.

The Revolver Amendment provides for, among other things, an increase in the maximum permitted Total Leverage Ratio (as defined in the Revolving Credit Agreement) from 3.75:1.00 to 5.25:1.00 for the quarters ending September 30, 2016, December 31, 2016 and March 31, 2017; from 3.75:1.00 to 5.00:1.00 for the quarter ending June 30, 2017; from 3.75:1.00 to 4.75:1.00 for the quarter ending September 30, 2017; and from 3.75:1.00 to 4.00:1.00 for the quarter ending December 31, 2017. The Revolver Amendment also reduces the aggregate principal amount of the lenders’ commitments to make loans under the Revolving Credit Agreement from $2.0 billion to $1.5 billion and reduces the aggregate principal amount of letters of credit that can be issued and outstanding pursuant to the Revolving Credit Agreement from $175 million to $125 million.

The Third Amended and Restated Revolving Credit Agreement was previously disclosed on, and filed as Exhibit 10.2 to, a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 23, 2015. Amendment No. 1 to the Third Amended and Restated Revolving Credit Agreement was previously disclosed on, and filed as Exhibit 10.2 to, a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2015.

The above summary of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment. A copy of the Revolver Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Each of the lenders under the Revolving Credit Agreement, as amended by the Revolver Amendment, and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of the Company and CF Industries, including as underwriters in connection with certain outstanding debt securities of CF Industries, for which they have received or will receive fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 2, dated as of July 29, 2016, to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto, the issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2016	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 2, dated as of July 29, 2016, to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., CF Industries, Inc., the lenders party thereto, the issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.